FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  April 28, 2010

Superior Oil and Gas Co.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	000-50173 (Commission File Number)	87-0537621 (IRS Employer I.D. Number)

844 South Walbaum Road
Calumet, OK 73014
(405) 884-2080

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On April 28, 2010 the directors of the registrant appointed Dan Lloyd, Jr. to serve as Vice President.

Mr. Lloyd, 44, has performed consulting work for the registrant since 1999 and became director of operations in 2009.  He is the son of Dan Lloyd, Sr., now deceased, founder of the registrant.  In addition to work performed for the registrant, Mr. Lloyd was also director of operations for Big Daddy’s BBQ Racing Co. and served as a director of that company from 1998 until 2009.  All of the services were performed in or out of Oklahoma City.

(d)           On April 28, 2010, the directors elected Dan Lloyd Jr. to serve as a director of the registrant to fill the vacancy on the board created by the death of Dan Lloyd, Sr. in 2008.

Dan Lloyd, Jr. will serve as an officer and director until the next annual meeting of shareholders of the registrant.  He has no family relationship with any director or executive officer of the registrant.

There are no transactions, since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Dan Lloyd, Jr. had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2010
SUPERIOR OIL AND GAS CO.

By	/s/ B.J. Sparks
B.J. Sparks, President